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Exhibit 23.2

INDEPENDENT AUDITOR'S CONSENT

                 We consent to the use in this Registration Statement on Form S-1 of Grant Park Futures Fund Limited Partnership of our reports, dated March 18, 2003, on the financial statements of Grant Park Futures Fund Limited Partnership and Dearborn Capital Management, L.L.C.

        We also consent to the reference to our Firm under the captions "Selected Financial Data" and "Experts" in such Registration Statement.

Chicago, Illinois
June 25, 2003

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  Exhibit 23.2